Exhibit 99.1

Build-A-Bear Workshop, Inc. Reports Increased Sales and Earnings for the Third Quarter of Fiscal 2014

  Consolidated comparable store sales increase 0.8% following a 6.4% increase in the 2013 third quarter
  Retail gross margin expands 360 basis points to 43.7% from 40.1% in the 2013 third quarter
  Net income of $1.8 million compares to a net loss of $1.4 million in the 2013 third quarter, an increase of $3.2 million
  Earnings per diluted share improve to $0.10, or $0.15 excluding $0.05 per diluted share in management transition and store closing expenses

ST. LOUIS--(BUSINESS WIRE)--October 23, 2014--Build-A-Bear Workshop, Inc. (NYSE: BBW) today reported results for the fiscal third quarter and first thirty-nine weeks ended September 27, 2014.

Third Quarter 2014 Highlights (13 weeks ended September 27, 2014):

  Consolidated net retail sales were $85.6 million while operating seven fewer stores at quarter end compared to $83.6 million in the fiscal 2013 third quarter, an increase of 1.0%, excluding the impact of foreign exchange;
  Consolidated comparable store sales increased 0.8%; comparable store sales increased 1.0% in North America and were flat in Europe;
  Retail gross margin expanded 360 basis points to 43.7% from 40.1% in the fiscal 2013 third quarter;
  Pre-tax income improved to $2.1 million, including $0.8 million in management transition and store closing expenses, from a pre-tax loss of $1.1 million, including $0.6 million in management transition and store closing expenses in the fiscal 2013 third quarter;
  Net income was $1.8 million, or $0.10 per diluted share, an improvement from a net loss of $1.4 million, or $0.08 per share in the fiscal 2013 third quarter; and
  Adjusted net income was $2.6 million, or $0.15 per diluted share, an improvement from adjusted net loss of $0.8 million or $0.05 per share in the fiscal 2013 third quarter. (See Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss).)

Sharon Price John, Build-A-Bear Workshop’s Chief Executive Officer commented, “The third quarter marked our seventh consecutive quarter of improved operating performance and was fueled by positive comparable store sales, expansion in retail gross margin and disciplined expense management. We continued to demonstrate that high impact product launches supported by well executed and elevated marketing programs can drive consumer awareness and product demand. Year-to-date, we have delivered pre-tax income of $3.4 million marking the first time since 2007 that our Company has been profitable through the first three quarters of the year.”

Ms. John continued, “We have a powerful lineup of holiday products that will launch throughout the fourth quarter. While early, the quarter has started with a positive sales trend. I remain confident that we will build on our third quarter momentum and continue to drive sustainable profitability for the year.”

Additional Third Quarter 2014 Highlights:

  Total revenues were $86.7 million while operating seven fewer stores at quarter end compared to $84.8 million in the fiscal 2013 third quarter, an increase of 0.5%, excluding the impact of foreign exchange;
  Consolidated comparable e-commerce sales rose 14.5%; and
  Selling, general and administrative expense (“SG&A”) was $36.2 million, or 41.8% of total revenues, including $0.8 million in management transition and store closing expenses. This compares to $35.8 million, or 42.2% of total revenues, including $0.6 million in management transition and store closing expenses in the fiscal 2013 third quarter.

First Nine Months 2014 Highlights (39 weeks ended September 27, 2014):

  Total revenues were $260.9 million while operating seven fewer stores at the end of the period compared to $271.0 million in the first nine months of 2013, a decrease of 5.1%, excluding the impact of foreign exchange;
  Consolidated net retail sales were $257.8 million, compared to $266.9 million in the first nine months of fiscal 2013, a decrease of 4.8%, excluding the impact of foreign exchange;
  Consolidated comparable store sales decreased 2.0% and included a 1.6% decrease in North America and a 3.6% decrease in Europe;
  Consolidated comparable e-commerce sales declined 0.9%;
  Retail gross margin expanded 270 basis points to 42.3% from 39.6% in the first nine months of 2013;
  SG&A was $108.1 million, or 41.4% of total revenues, including $1.2 million in management transition and store closing expenses. This compares to $116.5 million, or 43.0% of total revenues, including $3.8 million in management transition and store closing expenses in the first nine months of 2013;
  Pre-tax income was $3.4 million, an improvement from a pre-tax loss of $7.1 million in the first nine months of 2013;
  Net income was $2.5 million or $0.14 per diluted share, an improvement from a net loss of $7.6 million, or $0.46 per share in the first nine months of fiscal 2013; and
  Adjusted net income was $3.6 million or $0.21 per diluted share, an improvement from an adjusted net loss of $3.8 million or $0.23 per share in the first nine months of fiscal 2013. (See Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss).)

Store Activity:

The Company ended the fiscal 2014 third quarter with 313 company-owned stores; 254 in North America and 59 in Europe. (See Company-Owned Store Activity Schedule.) The Company’s international franchisees ended the quarter with 70 locations in 15 countries.

Balance Sheet:

The Company ended the 2014 third quarter with cash and cash equivalents totaling $40.5 million and no borrowings under its revolving credit facility. Total inventory at quarter end was $45.7 million. Inventory per square foot decreased 17.3% as compared to the end of the third quarter of the prior year.

The Company expects capital expenditures to be approximately $12 million to $14 million and depreciation and amortization to be approximately $18 million for fiscal 2014.

During the quarter, the Company repurchased approximately 225,000 shares of its common stock for $2.5 million, leaving $3.9 million of availability under the current stock repurchase program at quarter end.

2014 Key Strategic Objectives:

The Company reported progress on its stated strategies:

  Optimize real estate to improve store productivity. Year-to-date in fiscal 2014, the Company has closed 14 stores in North America transferring 16% of sales to remaining stores, consistent with past closures. The Company expects to open six pop-up stores to take advantage of the holiday season including a location in Times Square in New York City.
  Refine the consumer value equation by continuing to reposition its marketing programs. In the quarter, the Company saw continued success from the introduction of high-impact products supported by elevated marketing programs with the launch of the Teenage Mutant Ninja Turtle collection. The Company also announced an expansion of its strategic partnership with Macy’s. In addition to the annual appearance of a themed float in the Macy’s Thanksgiving Day Parade®, Build-A-Bear will introduce five seasonal shop-in-shop locations within leading Macy’s retail stores and will be showcased in their Santaland® attractions in two of these locations.
  Rationalize expense structure and leverage SG&A expenses, while enhancing product margins with end-to-end improvements in its supply chain and ongoing value engineering of product designs. For the first nine months, retail gross margin increased to 42.3%, a 270 basis point improvement from the prior year and adjusted SG&A as a percent of total revenues was 41.0%, a 60 basis point improvement from the prior year.
  Build on core competencies and leverage brand equity into new revenue streams. The Company expects to continue to evolve its organizational structure, acquire key talent and upgrade its information technology infrastructure in order to further leverage the strength of the Build-A-Bear brand as it develops new business categories to generate incremental profit and revenue streams.

Today’s Conference Call Webcast:

Build-A-Bear Workshop will host a live Internet webcast of its quarterly investor conference call at 9 a.m. ET today. The audio broadcast may be accessed at the Company’s investor relations Web site, http://IR.buildabear.com. The call is expected to conclude by 10 a.m. ET.

A replay of the conference call webcast will be available in the investor relations Web site for one year. A telephone replay will be available beginning at approximately noon ET today until midnight ET on October 30, 2014. The telephone replay is available by calling (877) 870-5176. The access code is 13592700.

About Build-A-Bear Workshop, Inc.:

Founded in St. Louis in 1997, Build-A-Bear Workshop, Inc. is the only global company that offers an interactive make-your-own stuffed animal retail-entertainment experience. There are approximately 400 Build-A-Bear Workshop stores worldwide, including company-owned stores in the U.S., Puerto Rico, Canada, the United Kingdom and Ireland, and franchise stores in Europe, Asia, Australia, Africa, the Middle East, and Mexico. The Company was named to the FORTUNE 100 Best Companies to Work For® list for the sixth year in a row in 2014. Build-A-Bear Workshop (NYSE: BBW) posted total revenue of $379.1 million in fiscal 2013. For more information, call 888.560.BEAR (2327) or visit the Investor Relations section of its Web site at buildabear.com®.

Forward-Looking Statements:

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. These risks and uncertainties include, without limitation, those detailed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 28, 2013, as filed with the SEC, and the following:

•	general global economic conditions may deteriorate, which could lead to disproportionately reduced consumer demand for our products, which represent relatively discretionary spending;
•	customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores;
•	we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion;
•	our marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic;
•	we may be unable to generate comparable store sales growth;
•	we may be unable to effectively operate or manage the overall portfolio of our company-owned stores;
•	we may not be able to operate our company-owned stores in the United Kingdom and Ireland profitably;
•	we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of our current leases;
•	the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade, including foreign currency fluctuation;
•	our products could become subject to recalls or product liability claims that could adversely impact our financial performance and harm our reputation among consumers;
•	we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team;
•	we are susceptible to disruption in our inventory flow due to our reliance on a few vendors;
•	high petroleum products prices could increase our inventory transportation costs and adversely affect our profitability;
•	we may be unable to effectively manage our international franchises or laws relating to those franchises may change;
•	we may improperly obtain or be unable to adequately protect customer information in violation of privacy or security laws or customer expectations;
•	we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise;
•	we may suffer negative publicity or negative sales if the non-proprietary toy products we sell in our stores do not meet our quality or sales expectations;
•	we may be unable to operate our company-owned distribution center efficiently or our third-party distribution center providers may perform poorly;
•	our market share could be adversely affected by a significant, or increased, number of competitors;
•	we may fail to renew, register or otherwise protect our trademarks or other intellectual property;
•	poor global economic conditions could have a material adverse effect on our liquidity and capital resources;
•	we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights;
•	fluctuations in our quarterly results of operations could cause the price of our common stock to substantially decline; and
•	we may be unable to repurchase shares of our common stock at the times or in the amounts we currently anticipate or the results of the share repurchase program may not be as beneficial as we currently anticipate.

All other brand names, product names, or trademarks belong to their respective holders.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	September 27,	% of Total	September 28,	% of Total
	2014	Revenues (1)	2013	Revenues (1)
Revenues:
Net retail sales	$85,561	98.7	$83,580	98.5
Franchise fees	558	0.6	781	0.9
Commercial revenue	542	0.6	451	0.5
Total revenues	86,661	100.0	84,812	100.0
Costs and expenses:
Cost of merchandise sold	48,424	56.2	50,197	59.7
Selling, general and administrative	36,217	41.8	35,819	42.2
Interest expense (income), net	(38)	(0.0)	(60)	(0.0)
Total costs and expenses	84,603	97.6	85,956	101.3
Income (loss) before income taxes	2,058	2.4	(1,144)	(1.3)
Income tax expense	238	0.3	210	0.2
Net income (loss)	$1,820	2.1	$(1,354)	(1.6)

Earnings (loss) per common share:
Basic	$0.10		$(0.08)
Diluted	$0.10		$(0.08)
Shares used in computing common per share amounts:
Basic	16,971,416		16,531,240
Diluted	17,132,206		16,531,240

(1)	Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold which is expressed as a percentage of net retail sales and commercial revenue. Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales and commercial revenue and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	39 Weeks		39 Weeks
	Ended		Ended
	September 27,	% of Total	September 28,	% of Total
	2014	Revenues (1)	2013	Revenues (1)
Revenues:
Net retail sales	$257,752	98.8	$266,906	98.5
Franchise fees	1,716	0.7	2,399	0.9
Commercial revenue	1,384	0.5	1,674	0.6
Total revenues	260,852	100.0	270,979	100.0
Costs and expenses:
Cost of merchandise sold	149,422	57.7	161,837	60.3
Selling, general and administrative	108,062	41.4	116,455	43.0
Interest expense (income), net	(36)	(0.0)	(166)	(0.1)
Total costs and expenses	257,448	98.7	278,126	102.6
Income (loss) before income taxes	3,404	1.3	(7,147)	(2.6)
Income tax expense	862	0.3	412	0.2
Net income (loss)	$2,542	1.0	$(7,559)	(2.8)

Earnings (loss) per common share:
Basic	$0.15		$(0.46)
Diluted	$0.14		$(0.46)
Shares used in computing common per share amounts:
Basic	16,899,245		16,407,668
Diluted	17,108,910		16,407,668

(1)	Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold which is expressed as a percentage of net retail sales and commercial revenue. Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales and commercial revenue and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	September 29,	December 28,	September 28,
	2014	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$40,451	$44,665	$13,802
Inventories	45,712	50,248	56,671
Receivables	10,144	14,542	10,515
Prepaid expenses and other current assets	12,188	11,547	14,602
Deferred tax assets	998	81	269
Total current assets	109,493	121,083	95,859

Property and equipment, net	61,031	70,163	69,562
Other intangible assets, net	365	518	571
Other assets, net	3,976	3,847	3,025
Total Assets	$174,865	$195,611	$169,017

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,369	$34,977	$33,517
Accrued expenses	13,145	16,380	9,162
Gift cards and customer deposits	25,869	33,786	23,092
Deferred revenue	4,173	4,687	4,935
Deferred tax liability	856	900	-
Total current liabilities	72,412	90,730	70,706

Deferred franchise revenue	1,004	905	1,000
Deferred rent	13,716	19,357	19,050
Other liabilities	1,367	229	492

Stockholders' equity:
Common stock, par value $0.01 per share	174	174	174
Additional paid-in capital	68,749	69,094	68,460
Accumulated other comprehensive loss	(7,524)	(7,303)	(7,843)
Retained earnings	24,967	22,425	16,978
Total stockholders' equity	86,366	84,390	77,769
Total Liabilities and Stockholders' Equity	$174,865	$195,611	$169,017

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013

Other financial data:
Retail gross margin ($) (1)	$37,415	$33,545	$108,967	$105,797
Retail gross margin (%) (1)	43.7%	40.1%	42.3%	39.6%
E-commerce sales	$2,648	$2,269	$7,952	$7,897
Capital expenditures, net (2)	$2,511	$5,677	$5,681	$14,693
Depreciation and amortization	$4,422	$4,722	$13,385	$14,399

Store data (3):
Number of company-owned stores at end of period
North America - Traditional			241	254
North America - Non-traditional			13	6
Total North America			254	260
Europe - Traditional			57	58
Europe - Non-traditional			2	2
Total Europe			59	60
Total stores			313	320

Number of franchised stores at end of period			70	85

Company-owned store square footage at end of period
North America - Traditional			680,691	721,528
North America - Non-traditional			26,986	9,759
Total North America			707,677	731,287
Europe - Traditional (4)			82,863	84,405
Europe - Non-traditional (4)			1,926	1,926
Total Europe			84,789	86,331
Total square footage			792,466	817,618

Comparable store sales change (%) (5)
North America	1.0%	7.6%	(1.6)%	9.1%
Europe	0.0%	2.3%	(3.6)%	4.6%
Consolidated	0.8%	6.4%	(2.0)%	8.2%

(1)	Retail gross margin represents net retail sales less retail cost of merchandise sold. Retail gross margin percentage represents retail gross margin divided by net retail sales.
(2)	Capital expenditures represents cash paid for property, equipment, other assets and other intangible assets.
(3)	Excludes our webstore and seasonal and event-based locations. North American stores are located in the United States, Canada and Puerto Rico. In Europe, stores are located in the United Kingdom and Ireland.
(4)	Square footage for stores located in Europe is estimated selling square footage.
(5)	Comparable store sales percentage changes are based on net retail sales and stores are considered comparable beginning in their thirteenth full month of operation.

* Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain costs and accounting adjustments, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(dollars in thousands, except share and per share data)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013
Net income (loss)	$1,820	$(1,354)	$2,542	$(7,559)

Management transition costs(1)	688	397	1,089	2,673
Store closing costs (2)	60	166	(3)	1,080

Adjusted net income (loss)	$2,568	$(791)	$3,628	$(3,806)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013
Net income (loss) per diluted share	$0.10	$(0.08)	$0.14	$(0.46)

Management transition costs(1)	0.05	0.02	0.07	0.16
Store closing costs (2)	0.00	0.01	(0.00)	0.07
		-
Adjusted net income (loss) per diluted share	$0.15	$(0.05)	$0.21	$(0.23)

(1)	Represents transition costs related to changes in executive management. Costs include severance, along with benefits and related taxes, executive search fees, signing bonus and professional fees.
(2)	Represents the net impact related to the closing of stores, including asset impairment and disposal charges and severance costs along with adjustments to lease related liabilities.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Company-Owned Store Activity

	2014

	Thirty-nine Weeks				Fifty-three Weeks - Projected
	December 28,			September 27,	December 28,			January 3,
	2013	Opened	Closed	2014	2013	Opened	Closed	2015
North America
Traditional	252	2	(13)	241	252	5	(13)	244
Non-traditional	11	3	(1)	13	11	11	(1)	21
	263	5	(14)	254	263	16	(14)	265

Europe
Traditional	58	-	(1)	57	58	-	(1)	57
Non-traditional	2	-	-	2	2	-	-	2
	60	-	(1)	59	60	-	(1)	59
Total	323	5	(15)	313	323	16	(15)	324

	2013

	Thirty-nine Weeks				Fifty-two Weeks
	December 29,			June 29,	December 29,			December 28,
	2012	Opened	Closed	2013	2012	Opened	Closed	2013
North America
Traditional	283	3	(32)	254	283	3	(34)	252
Non-traditional	8	-	(2)	6	8	5	(2)	11
	291	3	(34)	260	291	8	(36)	263

Europe
Traditional	58	-	-	58	58	1	(1)	58
Non-traditional	2	-	-	2	2	-	-	2
	60	-	-	60	60	1	(1)	60
Total	351	3	(34)	320	351	9	(37)	323

CONTACT:
Build-A-Bear Workshop
Investors:
Voin Todorovic, 314-423-8000 x5221
or
Media:
Tanya Coventry-Strader, 314-423-8000 x5293